Exhibit 10.1

MONEY OBLIGATIONS OFFSET AGREEMENT

Badamsha	11 November 2009

“Kyzyl Kain Mamyt” LLP, hereinafter referred to as “KKM”, represented by the Acting Director Akhmetov D.S., acting on the basis of the Charter, and

“GRK Koitas” LLP, hereinafter referred to as “Koitas”, represented by the General Director Tuleuov D.T., acting on the basis of the Charter,

hereinafter jointly referred to as the “Parties”, and individually as the “Party”, have concluded the present Agreement as follows:

-    under the right of Assignment and assumption agreement on right of demand and assumption of debt dated 13 August 2009, the revalued debt amount of “Koitas” towards “KKM” as of 31 October 2009 totals 2 282 328 413 (two billion two hundred eighty two million three hundred twenty eight thousand four hundred thirteen) Tenge.

-    under the (Consortium) joint activity agreement dated 03 March 2008 No. 210-03-KKM, the revalued debt amount of “KKM” towards “Koitas” totals 2 847 472 009 (two billion eight hundred forty seven million four hundred seventy two thousand nine) Tenge.

Thus, “Koitas” and “KKM” have counter money claims:

1.   The Parties upon mutual agreement and in compliance with article 370 of the RK Civil Code agreed to partially terminate the money obligations under the agreements stated above through offset of counter money claims in the amount of 2 282 328 413 (two billion two hundred eighty two million three hundred twenty eight thousand four hundred thirteen) Tenge.

2.   From the date when this agreement becomes effective, the money obligations of “Koitas” towards “KKM” under the Assignment and assumption agreement on right of demand and assumption of debt dated 13 August 2009 are deemed performed in full, and the money obligations of “KKM” towards “Koitas” under the (Consortium) joint activity agreement as of 03 March 2008 No. 210-03-KKM are deemed performed partially in the amount 2 282 328 413 (two billion two hundred eighty two million three hundred twenty eight thousand four hundred thirteen) Tenge.

3.   Upon offset, the residual amount of “KKM” debts towards “Koitas” under the Consortium) joint activity agreement as of 03 March 2008 No. 210-03-KKM totals 565 143 597 (five hundred sixty five million one hundred forty three thousand five hundred ninty seven) Tenge.

        4.   This agreement comes into force after its signing and is effective until each of the Parties fulfills its liabilities.

“Kyzyl Kain Mamyt” LLP

Aktyubinsk oblast, Kargalinski district, Badamsha, Abulkhair Khan Str. 20

TRN 060900002022

BIC 190301714

Account No. 014467585 with

Almaty Branch of “Kazkommertzbank” JSC

Akhmetov D.S. _______________

Acting Director

“GRK Koitas” LLP

Aktyubinsk oblast, Kargalinski district, Badamsha, Postyshev Str. 5 А.

TRN 182400000578

BIC 190301714

Account No. 018467701 with

Almaty Branch of “Kazkommertzbank” JSC

Tuleuov D.T. _______________

General Director